Exhibit D

NOTICE OF WITHDRAWAL OF TENDER

Regarding Shares of Beneficial Interest in

Morgan Creek Global Equity Long/Short Institutional Fund

Tendered Pursuant to the Offer to Purchase

Dated December 5, 2014

The Offer and withdrawal rights will expire at, and this Notice of Withdrawal must be received by the Fund by 12:00 midnight, Easter Time, on December 25 , 2014, unless the Offer is extended.

Complete this Notice of Withdrawal and Return by Mail or Fax to:

Morgan Creek Global Equity Long/Short Institutional Fund
301 West Barbee Chapel Road
Chapel Hill, North Carolina 27517
Fax:  (919) 933-4048

For additional information:
Phone: (919) 933-4004

Complete this form only if you would like to rescind your previous tender request.

Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its shares of beneficial interest (“Shares”) in Morgan Creek Global Equity Long/Short Institutional Fund (the “Fund”), or the tender of a portion of such interest, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated _____________________.

This tender was in the amount of:

[ ]	Entire Shares.

[ ]	Portion of Shares expressed as a specific dollar value. $___________

[ ]	Portion of Shares in excess of the Required Minimum Balance.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, Shares of the Fund (or portion of Shares) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

Signature(s).

For Individual Investors and Joint Tenants :	For Other Investors :

____________________________________	____________________________________
Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Investor

____________________________________	____________________________________
Print Name of Investor	Signature (Signature of Owner(s) Exactly as Appeared on Investor Certification)

____________________________________	____________________________________
Joint Tenant Signature if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)	Print Name of Signatory and Title

____________________________________	____________________________________
Print Name of Joint Tenant	Co-signatory if necessary (Signature of Owner(s) Exactly as Appeared on Investor Certification)

____________________________________
Print Name and Title of Co-signatory

Date:	________________________